Exhibit 10.1

Number :0400000928-2019nian(Henggang) No. 00143

WORKING CAPITAL LOAN CONTRACT

Important note: The contract is signed between borrower and lender according to laws and on equal and willing basis, and all the terms of this contract are true meaning of both sides. In order to protect the borrower’s legitimate rights and interests, the lender hereby inform the borrower to pay full attention to all the terms concerning the rights and obligations of both parties , especially the bold parts of the contract.

The lender: Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch

Person in charge: Duoping Yang

Residence (address): East City Center Garden Street Shops 132, 132A, 133 Henggang Street, Longgang District, Shenzhen

Zip Code: 518115

Borrower: Shenzhen Highpower Technology CO., LTD.

Legal representative: Dangyu Pan   Contact: Sun Xun

Residence (address): Building A2, Shanxia Luoshan Industrial Zone, Pinghu Town, Longgang District, Shenzhen

Zip Code: 518000

Tel: *   Fax: *   E-mail: /

After equal negotiation, both sides agreed to enter into this particular contract.

The First Part   Basic Provisions

Article 1 The Use of the Loan

The loan Can be used for the below purpose and shouldn’t be used for any other purposes without written consent of the lender, the lender has the right to monitor the use of funds.

Use of loan: The loan can be used as current funds for production and operations.

Article 2 The Loan Amount and Duration

2.1 The amount under this contract is RMB10,000,000.00 (RMB TEN MILLION ONLY)

2.2 The term under this contract is 12 months from the date of actual withdrawal (if separate withdrawal, from the date of the first withdrawal), the actual withdrawal date is the date on IOU.

Article 3 Rate, Interest and Cost

3.1 To Determine the RMB Loan Interest Rates

RMB loan interest rates shall be determined according to the following (3)

(1) Fixed interest rate. Annual interest rate shall be /% and will not change during the duration.

(2) Floating interest rates. Interest rate shall be determined by base rate plus floating rate. Base rate is the corresponding base lending rate announced by the People's Bank of China on the effective date of the contract with underlying term the same as in section 2.2. The floating rate is up  % of the base rate, and shall not change within the loan period. After withdrawal, the interest rates shall be adjusted every  months. The date to determine the second period’s interest rate is the corresponding date when the first period ends.  If the corresponding date does not exist, then choose the last day of that month. Interest rate of each withdrawals shall be adjusted according to   .

A, the interest rate for each withdrawal during any six month period shall be determined according to the rate set at the beginning of the underlying period regardless of the number of withdrawals and shall be adjusted at the next six month period.

B, Borrowing rates of each withdrawal are determined and adjusted individually.

(3) Floating interest rates. Interest rate shall be determined by base rate plus floating rate. Base rate is up51.4% of national interbank lending rates, and the rate cannot change during the period. After withdrawal, the interest rates shall be adjusted every 1 months.

3.2 To Determine the Foreign Exchange Loan Interest Rates

Borrowing Rates in Foreign Currency Follow the / Ways to Determine:

(1) Fixed interest rate. Annual interest rate shall be / and shall not change during the duration.

(2) Floating interest rates, borrowing rates to / months / (LIBOR / HIBOR) as the base rate plus / basis points (one basis point to 0.01%) consisting of a floating interest rate spreads. Contract period plus point spreads remain unchanged. The use of sub-pen drawing and each withdrawal rates were calculated. Borrower after the withdrawal, following the / ways to adjust the benchmark interest rate, interest-bearing segment:

A, the benchmark interest rate changes in accordance with the corresponding period. The second phase of the benchmark interest rate adjustment date for a full withdrawal on the corresponding day after, if you adjust the month and the withdrawal does not exist on the corresponding date, places corresponding to the last day of the month, day, and so on other phases.

B, the benchmark interest rate changes in the first day of each Interest Period.

(3) Other: /

3.3 Interest for the borrower under the contract is calculated on a daily basis from the date of withdrawal and is paid on a monthly basis (month / quarter / half year) interest settlement. When the loan matures, interest should be settles along with the principal. One day interest rate = interest rate / 360.

3.4 Late penalty rate under the contract is 150% of the original loan interest rate, penalty interest rate for misappropriation of the loan is 150% of the original loan interest rate.

Article 4 Withdrawal (This Section Does Not Apply to Loan Cycles)

4.1 Funds should be withdrawn based on the actual needs, the borrower can make single or multiple withdrawals to the loan amount limit before 30th August 2019.

4.2 If the borrower does not withdraw according to the contract, the lender has the right to cancel all or part of the remaining unused balance.

Article 5 Repayment

5.1 Borrower repay the loan under this contract in one single lump sum.

5.2 If the Borrower prepay the principal in advance, the borrower should compensate the lender. The compensation should be calculated as: the amount of principle that is prepaid x the remaining time under the contract (number of months) x 0.1%; the number of months calculated for remaining time should be rounded to the greater integral number.

Article 6 Cycle Loan Special Agreement not applicable.

Article 7 Guarantees

7.1 Loans under the contract are guaranteed, by 2402 Unit 3, Building 3, Dongfangqinyuan 2, Longgang, Hong Kong Highpower Technology Co., Ltd., Huizhou Highpower Technology Co., Ltd. and the legal person, Dangyu Pan 's personal joint responsibility for promissory guarantee.

7.2 Under the contract, the corresponding maximum guarantee contracts are the following:

Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC 0400000928-2015henggangbaozi 0009)

Guarantor: Hong Kong Highpower Technology Co., Ltd.

Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC 0400000928-2015henggangbaozi 0010)

Guarantor: Springpower Technology (Shenzhen) Co., Ltd.

Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC 0400000928-2015henggangbaozi 0011)

Guarantor: Dangyu Pan

Article 8 Financial Agreement not applicable

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Article 9 Dispute Resolution

Dispute resolution under this contract is resolved through litigation at the court with jurisdiction where the lender is located.

Article 10 Other

10.1 Contract is in triplicate, the borrower has one copy, the lender has two copies, which have the same legal effect.

10.2 The following attachments along with other attachments mutually recognized form an integral part of this contract, and have the same legal effect as the contract:

Annex 1: Notice of Withdrawal

Annex 2: commission payment protocol

Article 11 Other Matters Agreed by the Parties

Article 11 Other Provisions Agreed by Both Parties

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The Second Part   Specific Provisions

Article 1   Rate and Interest

1.1 In foreign currency borrowings, LIBOR is the benchmark interest rate on the withdrawal date or two banking days before the adjustment date of base interest rate (11:00 noon London time) Reuters (REUTRES) Financial Telecommunication terminal "LIBOR" page displays the borrower under this contract currency interbank offered rate; HIBOR as the benchmark interest rate adjustment date or withdrawal two banking days before (11:15 noon Hong Kong time) Reuters (REUTRES) Financial Telecommunication terminal "HIBOR" page shows the same industry in HK Offered Rate.

1.2 For loans with floating interest rates under the contract, , the rules to adjust the underlying interest rate will not be changed.

1.3 For loans with interest rates settled monthly, interest settlement date is 20th of each month; For loans with interest rates settled quarterly, the interest settlement date is the 20th of the last month of each quarter; For loans with interest rates settled semi-annually, interest settlement dates are June 20 and December 20 of each year.

1.4 The first interest period is from the actual withdrawal date to the date of the first interest settlement date; the last interest period is from the following day after the previous interest period to the final repayment date; other interest period is from the following day after the previous interest period to the next interest settlement date.

1.5 In the case the People's Bank of China adjust the policies to mandate loan interest rate, the lender will follow such policies, and will not notify the borrower.

1.6 Upon signing the contract, if the loan interest rate is discounted from the base interest rate determined by People’s Bank of China, the Lender has the right to reevaluate the discount given to the Borrower based on the national policies, credit quality of the borrower, and the changes of the guarantors, etc. The Lender has the discretion to decide on the cancellation of part or all discount, and will notify the borrower in the due course.

Article 2   Loan Withdrawal and Release

2.1 Upon withdrawal, the borrower must meet the following prerequisites, otherwise lenders are not obliged to release any funds to the borrower, except the lender agrees to advance loans:

(1) Except loans on credit, the Borrower has provided appropriate guarantee according to the Lender’s requirements, and related guarantee procedures are completed;

(2) No breaches occurred under this contract or other contracts signed by the Borrower and the Lender.;

(3) Evidence of use of funds provided by the borrower conforms to the agreed use of funds;

(4) Provide any other materials needed by the lender.

2.2 The written documents provided by the Borrower to the Lender upon withdrawal shall be original; Under conditions that original written documents can not be provided, after the consent of the Lender, a copy of the duplicate with the official seal stamped from the Borrower.

2.3 Borrowers must submit withdrawal notice to the Lender at least five banking days in advance before any withdrawal. Once withdrawal notice is submitted, without the written consent of the lender, it may not be revoked.

2.4 If the Borrower meets the prerequisites for withdrawal or agreed by the Lender to advance the loan, the lender transfers loan amount to the designated borrowers’ account, the lender is deemed to have issued the loan to the Borrower in accordance with the contract.

2.5 In accordance with relevant regulatory requirements and management requirements of lenders, loans more than certain amount or that meet other conditions should be paid by entrusted payment of the Lender, the Lender should pay loans to the designated object with the borrower's withdrawal application and payment commission.

 Therefore, the Borrower should sign entrusted payment agreement with the Lender as the attachment of the contract, and should open or designate a specific account at the Lender’s bank to settle the payments.

Article 3   Repayment

3.1 The Borrower shall timely repay the contract principal, interest and other payables in full. On the payment date and one banking day before each settlement day, current payable interest, principal and other payables should be fully deposited into the repayment account opened at the Lender’s bank , which shall be collected by the Lender on the repayment date or interest settlement date, or the Lender has the right to require the Borrower handle transfer procedure . If the repayment amount in the account is insufficient to cover all due amounts of the Borrower, the lender has the right to decide the liquidation order.

3.2 The Borrower should submit written application 10 banking days in advance for advanced repayment of all or part of the loans to the lender with the consent of the Lender to pay compensation to the Lender in accordance with the standard agreed in the contract.

3.3 The Borrower shall repay due principal, interest and other payables in advance with the consent of the Lender according to the contract on the advanced repayment date ..

3.4 The lender has the right to call loans in advance according to the returning situation of borrower’s funds.

3.5 If the actual loan period is shorten because of the advanced repayment by the Borrower or advanced loan call by the Lender according to the contract, the corresponding interest rate level will not be adjusted.

Article 4 Cycle Loan (not applicable)

Article 5   Guarantee

5.1 In addition to loans on credit, the borrower should provide legitimate and effective guarantee that is accepted by the Lender to fulfill the obligations under the contract .. Guarantee contracts are signed separately.

5.2 Borrower shall promptly notify the lender, and further provides other guarantees accepted by the Lender under the conditions that damages, depreciation, property disputes, being seized or detained, or discreet disposal of collateral by the Borrower, or the guarantor’s financial condition changes adversely,

5.3 If accounts receivables are pledged as collaterals under the contract during the period the contract is still effective, the lender has the right to declare early maturity of loans, and require the borrower to immediately repay some or all of loan principal and interest, or request additional legitimate and effective collaterals against the loans, if one of the following conditions occur,

(1) The pledgor of the accounts receivable bad debt increases on the payer of which the accounts receivable are pledged, for two consecutive months;

(2) The accounts receivable that is uncollectable accounts for over 5% of the pledgor’s total accounts receivable.

(3) The accounts receivable is due and uncollectable when trade disputes (including but not limited to quality, technology, service-related disputes) or debt disputes between the pledgor and payer

Article 6 Account Management

6.1 Borrower shall designate a special account at the Lender’s bank for cash inflows for collecting sales revenues or planned capital repayment. Corresponding to the sales in the form of non-cash settlement, the borrower should ensure timely receipt of funds into the designated account.

6.2 Lender has the right to monitor the designated account, including but not limited to the capital income and expenditure, the borrower should cooperate. If required by the Lender, the Borrower should enter into a special account control agreement.

Article 7   Representations and Warranties

Borrower makes the following representations and warranties to the lender, and such representations and warranties remains in effect under the term of the contract:

7.1 Borrower shall have the qualification, and ability to perform the contract signed with the Lender.

7.2 The Borrower has received all the necessary authorization or approval to sign and perform this contract, which is not in violation of the Articles of Association and relevant laws and regulations, and shall bear other obligations under the contract not in conflict with other contracts.

7.3 The borrower has been scheduled to meet other debt payments, bank loan principal and interest owed no malicious behavior.

7.4 The borrower has a sound organizational and financial management system, in the last year of production and management process has not a major act of violation of discipline, the current senior management has no significant adverse record.

7.5 The borrower provides to the lender of all documents and information are true, accurate, complete and effective, there is no false record, misleading statement or significant omission.

7.6 The borrower provides to the lender's financial and accounting reports are prepared under Chinese accounting standards, true, fair and complete reflection of the borrower's operations and liabilities, and the borrower's financial situation has not any material adverse change since the most recent financial reporting period. 7.7 The borrower has not concealed to the lender any litigation, arbitration or claim involved.

Article 8 Borrower Commitment

8.1 The Borrower withdraws and uses funds under terms and conditions in the contract. The borrowed money is not used for fixed assets and equity and other investments, not in any way into the stock market, futures market or uses prohibited by relevant laws and regulations.

8.2 Repay the loan principal and interest and other payables in accordance with the contract.

8.3 Accept and actively cooperate with the lender for account analysis, inspection, on-site reviews, etc., including use of the loan, including the use of funds and supervision of the inspection. In accordance with the lender’s requirements, the borrower periodically provides summary reports for the use of funds.

8.4 Accept the lender's credit check required by the lender, and provide the lender with balance sheet, income statement and other financial and accounting information reflecting the borrower's solvency, to actively assist and cooperate with the lender to investigate and review its financial situation and production operations.

8.5 Before paying off the loan principal and interest under the contract and other payables, the Borrower is not allowed to repay and dividends.

8.6 For the merger, divesture, reduction, changes in ownership, transfer of substantial assets and debt, significant foreign investment, substantial increase in debt financing and other activities that may adversely affect the rights of the Lender’s interest, prior written consent is required by the lender.

8.7 One of the following circumstances occurs, notify the lender:

(1) The change on articles of incorporation, business scope, registered capital, the legal representative;

(2) Out of business, dissolution, liquidation, business for rectification, revocation of business license is revoked or application (by application) bankruptcy;

(3) Or may be involved in major economic disputes, litigation, arbitration, or the property was legally seized, detained or regulation;

(4) Shareholders, directors and senior management is currently involved in serious cases or economic disputes.

8.8 Timely, completely and accurately disclose related party relationships and related party transactions.

8.9 Sign and verify notices mailed, or in the form, from lender ..

8.10 Not dispose of assets in order to reduce the solvency; provide guarantees to third parties without damaging the interest of the lender.

8.11 If the loans under the contract are on credit basis, the Borrower should provide complete, true, accurate information to reflect providing guarantees that may affect its obligations under this contract, and acquire written consent from the lender.

8.12 Take responsibility for the expenses from the Lender in purpose of fulfillment of contracts, including but not limited to litigation or arbitration fees, property preservation fees, legal fees, execution fees, assessments fees, auction fees, notice fees.

8.13 Debt settlement under the contract is in priority to its shareholders, and at least has equal status with the borrower's other similar debt from other creditors and borrowers.

8.14 Reinforce the social and environmental risk management, and agree to accept inspections by the Lender. If requested by the Lender, the Borrower agrees to provide the corresponding report.

Article 9 Lender Commitment

9.1 Release loans to the Borrower in accordance with the contract.

9.2 Maintains the confidentiality of non-public information, except required by laws and regulations otherwise.

Article 10 Breach of Contract

10.1 Any of the following events constitutes an event of breach:

(1)The borrower fails to repay principal, interest, and other payables in accordance with the provisions specified in this contract, or fails to fulfill any other obligations in this contract, or contrary to the statements, guarantee and commitments in this contract;

(2)The guarantees in this contract have adversely changed to the Lender’s loan, and the Borrower is not available to provide other guarantees approved by the lender;

(3) Fail to pay off any other debts due by the Borrower, or fails to fulfill or breach other obligations in this contract, or likely to affect the performance of the obligations in this contract;

(4) The financial performance of the profitability, debt payment ability, operating capacity and cash flow of the Borrower exceed the agreed standards, or deterioration has been or may affect the obligations in this contract;

(5) The Borrower's ownership structure, operation, external investment has changed adversely, which have affected or may affect the fulfillment of the obligations in this contract;

(6) Borrower involves or may involve significant economic disputes, litigation, arbitration, or asset seizure, detention or enforcement, or judicial or administrative authorities for investigation or take disciplinary measures in accordance with the laws, or illegal with relevant state regulations or policies in accordance with the laws, or exposure by media, which have affected or may affect the fulfillment of the obligations in this contract;

(7) The borrower’s principal individual investors, key management officer’s change, disappearances or restriction of personal liberty, likely to affect the performance of the obligations in this contract;

(8) The borrower using false contracts with related parties, using no actual transaction to extract the lender’s funds or credit, or evasion of lender’s loan right through related party transactions;

(9) Borrowers have been or may be out of business, dissolution, liquidation, business reorganizations, business license has been revoked or bankruptcy;

(10) Borrowers breaches food safety, production safety, environmental protection and other environmental and social risk management related laws and regulations, regulatory requirements or industry standards, resulting in accidents, major environmental and social risk events, likely to affect the performance of the obligations in this contract;

(11) In this contract, the borrowing is paid by credit, the borrower's credit rating, level of profitability, asset-liability ratio, net cash flow of operating and other indicators do not meet the credit conditions of the lender; or without the lender’s written contract, pledges guarantee or provides assurance guarantees to other party, likely to affect the performance of the obligations in this contract;

(12) Other adverse situations may affect in the realization of loan right in this contract.

10.2 If the borrower breaches of contract, the lender has the right to take one or more of the following measures:

(1) Require the borrower to remedy the default within a certain time limit

(2) Terminate other financing funds in other contract issued to the borrower by the lender, cancel part or all of undrawn borrowings and other financing amount of borrower;

(3) Announce the outstanding loan and other financing amount between the lender and the borrower in this contract, and take back the outstanding amounts;

(4) Requires the borrower to compensate the loss of the lender caused by the breach of contract;

(5) Measures according to provisions of lows and regulations, provisions of this contract and other necessary measures.

10.3 If the borrower fails to repay the due loan (including loan declared expire immediately), the lender has the right to charge penalty interest according to penalty interest rate agreed by this contract from the due date. The interest fails to repay on time, charge compound interest according to overdue penalty interest rate.

10.4 Borrower fails to use the loan for agreed usage, the lender has the right charge penalty interest on embezzlement according to embezzlement penalty interest rate agreed by this contract. The interest fails to repay on time during the embezzlement period, charge compound interest according to embezzlement penalty interest rate.

10.5 The borrower simultaneously happens the situations in section 10.3, 10.4, choosing the heavier interest rate to charge, cannot impose in double.

10.6 If the borrower does not repay the principal, interest (including interest and compound interest) or other payables on time, the lender has the right to announcements through the media for collection.

10.7 If the control or controlled relationship between related parties of the borrower and the borrower changes, or the related parties of the borrower happens the other situations except the situations of (1) and (2) in above provision 10.1, likely to affect the performance of the obligations of the borrower in this contract, the lender has the right to take the measures agreed in the contract.

Article 11 Deduction

11.1 Borrower does not repay the due debt in this contract according to this contract(including the debt declared due immediately), the lender has the right to deduct corresponding amount from all the functional and foreign accounts opened at the branches of ICBC, until all the debt of the borrower in this contract are paid off.

11.2 If the currency of deduct payments is inconsistent with the currency in this contract, the exchange rate on the deduction day is the applicable exchange rate. The interest and other fees during the deduction fees and debt pay off day, and the difference because of fluctuations the exchange rate during this period is assumed by the borrower.

11.3 If deducted amount for the lender is insufficient to pay off all debts, the lender has the right to determine the payment order.

Article 12 Transfer of Rights and Obligations

12.1 Lender has the right to transfer all or part of the right in this contract to a third party, the transferring actions do not need to acquire the consent of the borrower. If without the consent of the lender in writing, the borrower cannot transfer any right and obligations in this contract to a third party.

12.2 The Lender or China Industrial and Commercial Bank Limited ("ICBC") can Authorize or commit the other branches to perform the rights and obligations in this contract according to operation need, or transfer the loan right in this contract to the other branches of ICBC, the borrower must agree, and the above actions of the lender do not need to ask for permission of borrower. The other branches which undertake the lender’s rights and obligations have the right to perform all rights in this contract, and have right to apply for litigation, arbitration, compulsory execution for the disputes in this contract in the branch’s name.

Article 13 Effect, Change and Terminate of This Contract

13.1 This contract is effective since the signature date, and is terminated on the day the borrower performs all the obligations in this contract.

13.2 Any change of this contract shall be agreed by all parties involved and be made in writing. The changes of provisions and agreements are part of the contract, has equal legal right with the contract. Except the changed part, the rest part of this contract is still valid, before the changes is in effect, the original terms of this contract is still valid.

13.3 The change or termination of this contract will not affect the right of all parties involved to require compensation. The termination of this contract, will not affect the effectiveness of the dispute settlement provisions.

Article 14 Law And Dispute Resolution

The contract formation, validity, interpretation, performance and dispute settlement are applicable PRC laws. All caused by the contract or in connection with the contract-related disputes and disputes, both parties should be resolved through consultation, the consultation fails according to the contract settlement.

Article 15 Confirmation of Address for Litigation/Arbitration

15.1 The Lender and the Borrower confirm the mailing address and method indicated in the first page of this Contract as the Borrower’s effective address and method for service of Litigation/arbitration (including but not limited to summons, notice of trial, written judgment, order, mediation agreement and notice for performance within a time limit, etc.).

15.2 The borrower agree to arbitration or court use this contract page written arbitration/litigation document to fax, E-mail, except written judgments or orders and conciliation statements.

15.3 The service agreement shall apply to the procedures of arbitration and litigation in the first instance, second instance and retrial and implementation stages. To the above address of service agency or court of arbitration for delivery can be directly by mail.

15.4 The Borrower ensures that the address for service given above is accurate and effective. In case of change of the address for service given above, the Borrower ensures to notify the Lender in written form in time, or the service given according to the address given above shall remain effective and the Borrower shall bear all legal consequences arising therefrom.

Article 16 Complete Contract

The first part of this contract, "borrowing conditions" and the second part of the "liquidity loan contract terms," together form a complete loan contract, the same two words have the same meaning. The loan borrower is constrained by the above two parts.

Article 17 Notice

17.1 All notices under the contract should be given in writing. Unless otherwise agreed, the parties designated residence stated in this contract for communication and contact address. Address of any party or other contact is changed, shall be in writing promptly notify the other party.

17.2 One party can notify the other party in the form of announcement or notary service if the recipient party refuses to receive other circumstances that cause inability to deliver.

Article 18 Special Provisions for Value-added Tax

18.1 The costs/interest and expenses (to be determined pursuant to the specific contract) that the Borrower pay the Lender under this Contract shall be a tax-included price.

18.2 If the Borrower requests the Lender to issue a value-added tax invoice, the Borrower shall register information with the Lender. The information registered shall include full name of the Borrower, identification number or social credit code of the taxpayer, address, telephone number, opening bank and account number. The Borrower shall ensure that the relevant information provided for the Lender is accurate, correct and complete. The Borrower shall, according to the Lender’s requirements, provide relevant supporting materials. The specific requirements shall be announced by the Lender through website notice or website announcement.

18.3 If the Borrower collects a value-added tax invoice itself, the Borrower shall provide the Lender with a power of attorney sealed, designate a person for collecting and define the identification card number of the person. The person designated shall take the original of his identification card for collecting the value-added tax invoice. In case of change of the person designated for collecting, the Borrower shall issue to the Lender a new power of attorney sealed. In the event that the Borrower selects to collect the value-added tax invoice by post, the Borrower shall also provide the correct mailing information for service. In case of change of the mailing information, the Borrower shall notify the Lender timely in written form.

18.4 If the Lender is unable to issue a value-added tax invoice timely due to force majeure, such as natural disaster, government act and social exceptional events, or due to causes attributable to tax authorities, the Lender shall have the right to postpone issue of a value-added tax invoice, without bearing any liability.

18.5 If the Borrower is unable to receive a relevant copy of the value-added tax invoice due to causes not attributable to the Lender, such as loss, damage or delay of the invoice after the Borrower collects or the Lender submits to a third party to post the invoice, or if the Borrower is unable to make deduction due to delay of the value-added tax invoice, the Lender shall not bear liability of compensation for the Borrower’s relevant economic losses.

18.6 Should a special red-letter invoice of value-added tax be issued resulting from sales return, suspension of taxable service or wrong information of invoice, or authentication failure of deduction copy and invoice copy, where the Lender should submit an Information Table for Issuing a Special Red-Letter Invoice of Value-Added Tax to a tax authority in accordance with relevant laws, regulations and policy documents, the Borrower shall submit an Information Table for Issuing a Special Red-Letter Invoice of Value-Added Tax to the tax authority, and the Lender shall issue a special red-letter invoice of value-added tax after the tax authority makes review and notifies the Lender.

18.7 In case of adjustment of the national tax rate during the execution period of this Contract, the Lender shall have the right to adjust the price agreed herein according to the change of the national tax rate.

Article 19 Miscellaneous

19.1 No failure to exercise or partially exercise or delay in exercising any right hereunder by the Lender shall be deemed as a waiver or change of this right or any other right or affect the Lender to further exercise this right or other rights.

19.2 The invalidity or enforceability of any provision of the Contract shall neither affect the validity or enforceability of any other provision hereof nor affect the validity of the entire Contract.

19.3 According to the provisions of relevant laws and regulations or the requirements of the financial regulatory institutions, the Lender shall have the right to provide the information related to this Contract and the Borrower’s other relevant information for the credit consulting system of the People’s Bank of China and other credit information database established by law, for the eligible institutions or individuals for consultation and use. For the purpose of conclusion and performance of this Contract, the Lender shall also have the right to inquire the Borrower’s relevant information through the credit consulting system of the People’s Bank of China and other credit information database established by law.

19.4 The terms of “the affiliated parties”, “the relationship between affiliated parties”, “the affiliated party transaction”, “the main individual investor” and “the key managerial personnel” stated in the Contract shall have the same meanings as those defined in the Accounting Standards for Enterprises No. 36 - Disclosure of Affiliated Parties (Finance and Accounting (2006) No. 3) issued by the Ministry of Finance and future amendment thereto.

19.5 The term “environmental and social risk” means the danger and relevant risk which are likely to cause by the Borrower and its affiliated party during construction, production and operation activities, including the environmental and social problems related to energy consumption, pollution, land, health, safety, resettlement of inhabitants, ecological protection and climate change.

19.6 The documents and vouchers for the loan hereunder made and kept by the Lender according to its business rules shall constitute effective evidences of proving the claim and debt relationship between the Borrower and the Lender and shall be binding upon the Borrower.

19.7 In this Contract, (1) this Contract referred to herein shall include any amendment or supplementation to this Contract; (2) the headings to the articles hereof are for ease of reference only, and in no event shall the substance of any paragraph be interpreted and the contents and scope be restricted by such headings; (3) if the date of withdrawal or repayment is not a banking day, it shall be extended to the next banking day.

Both parties confirm: the Borrower and the Lender have made full consultation on all terms and conditions of this Contract. The Lender has reminded the Borrower to pay special attention to the provisions for the rights and obligations of both parties and have overall and correct understanding of these provisions. At the Borrower’s request, the Lender has interpreted and explained relevant provisions. The Borrower has carefully read and fully understood of all terms and conditions of this Contract (including Part 1 Basic Provisions and Part 2 Specific Provisions). Both the Borrower and the Lender have completely consistent understanding of all terms and conditions of this Contract and have no objection to the contents of this Contract.

Lender (Seal):

Person in Charge/Authorized Agent: (Seal)

Borrower (Seal):

Legal Representative/Authorized Agent: (Seal)